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EXHIBIT 10.99(d)

SUBLEASE AGREEMENT

Sublandlord:	Northwest Strategies, Inc.
Subtenant:	CECS, Inc.
Landlord:	The Salvation Army A California corporation
Building Name:	111 Queen Anne Building 111 Queen Anne Avenue, North Seattle, King County, Washington
Suite No. containing Sublet Area:	Suite 501
Term of Sublease:	June 1, 2000 (Commencement Date) through December 30, 2001 (Expiration Date).
Monthly Sublease Base Rent:
(1) The rental rate shall be Four Thousand One Hundred Eleven and 59/100 Dollars ($4,111.59) per month for the period June 1, 2000 through December 31, 2000.

(2) The rental rate shall be Four Thousand Two Hundred Ninety One and 53/100 Dollars ($4,291.53) per month for the period January 1, 2001 through December 30, 2001.

1.
The Sublet Area: That portion of the Premises which is the subject of this agreement is outlined on the floor plan attached hereto as Exhibit A (the "Sublet Area"). Subtenant hereby subleases from Sublandlord the Sublet Area, approximately 2,159.26 rentable square feet.

2.
Rent: Except as provided below, Rent shall be payable in monthly installments in advance on the first day of each and every calendar month during the term of this agreement. Subtenant shall pay the Rent to Sublandlord promptly when due without notice or demand therefore. Subtenant shall pay as rent for the Sublet Area the amount specified above. Rents not paid when due shall be subject to payment terms of Master lease.

(a)
Prepaid rent upon execution of this sublease, Subtenant shall pay to Sublandlord an amount equal to eight (8) months rent, to be applied as rent for the first six (6) months of the Sublease and the last two months of the Sublease. Sublandlord hereby agrees to pay over to Landlord the entire amount of the prepaid rent provided for in this subparagraph 2(a) and to provide a receipt for such payment from Landlord to subtenant.

3.
Security Deposit: Upon execution of this Sublease, Subtenant shall deposit with Sublandlord one (1) month's rent to be held by Sublandlord as a Security Deposit. The use of this security deposit shall be governed by the terms of the Master Lease.

4.
Brokerage Commission: Upon execution of this Sublease, Subtenant shall pay to CB Richard Ellis a brokerage commission equal to one (1) month's rent, Four Thousand One Hundred Eleven and 59/1000 Dollars ($4,111.59).

5.
Binding Effect: By executing a copy of this agreement, Subtenant acknowledges receipt of a copy of the Master Lease and agrees to assume its proportionate share of the obligations of

  Sublandlord, as Tenant, wider the Master Lease and to perform and observe all of the covenants, agreements, conditions and other provisions of the Master Lease which are to be performed or observed on behalf of Sublandlord, including pass through expenses. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this agreement as if Sublandlord were the landlord thereunder, except as provided otherwise in this agreement. This agreement shall be binding upon and inure to the benefit of the parties and Landlord.

6.
Warranty by Sublandlord: Sublandlord warrants and represents to Subtenant that: (a) Sublandlord has full legal right and title in and to the Tenant's interest in the Master Lease; (b) the Master Lease has not been amended or modified except as expressly set forth herein; and (c) Sublandlord is not now, and as of the commencement of the Term hereof will not be in default or breach of any of the provisions of the Master Lease, and has no knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease. At lease expiration, Sublandlord will extend first right of refusal to Subtenant if so desired and agreed to by Landlord.

7.
Parking: Subtenant shall have the right to tenancy for four (4) parking stalls, no., 51, 52, 58 and 59. Rent rate for the allocated stalls shall be One Hundred Six dollars ($106). For year two (2) rent rate shall be One Hundred Seven Dollars ($107) per month per stall. Payment for parking will be due on the first day of each calendar month.

8.
Tenant Improvements: Subtenant shall occupy space in an "as-is" condition.

9.
Consent by Landlord: THIS AGREEMENT SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LANDLORD WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

AGREED AND ACCEPTED		AGREED AND ACCEPTED
SUBLANDLORD: NORTHWEST STRATEGIES, INC.		SUBTENANT: CECS, INC.
By:		By:
	[ILLEGIBLE]		TRACY M. SHIER
Title:		Title:
	CEO		President
Date:		Date:
	5-25-00		May 24, 2000

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SUBLEASE AGREEMENT